Exhibit 99.1

NEWS RELEASE January 30, 2007

Media Contact:

Jared Matkin, Overstock.com, Inc.

+1 (801) 947-3880

jmatkin@overstock.com

Investor Contact:

Kevin Moon, Overstock.com, Inc.

+1 (801) 947-3282

kmoon@overstock.com

Overstock.com Sadly Announces the Death

of Gordon S. Macklin

SALT LAKE CITY (January 30, 2007) — Overstock.com, Inc. (NASDAQ: OSTK) sadly announces that Gordon S. Macklin passed away this morning.  Mr. Macklin had served as a director of Overstock.com, Inc. since 1999, and was a member of the Audit Committee and the Compensation Committee.

“Gordon was a great advisor to this firm since our start-up days,” said Patrick Byrne, chief executive officer.  “All owners are in his debt, as am I, for his many years of guidance.”

About Overstock.com

Overstock.com, Inc. is an online “closeout” retailer offering discount, brand-name merchandise for sale over the Internet.  The company offers its customers an opportunity to shop for bargains conveniently, while offering its suppliers an alternative inventory liquidation distribution channel.  Overstock.com, headquartered in Salt Lake City, is a publicly traded company listed on the NASDAQ Global Market System and can be found online at http://www.overstock.com.

# # #

Overstock.com is a registered trademark of Overstock.com, Inc.